Exhibit (h)(15)(ii)

AMENDMENT TO THE PARTICIPATION AGREEMENT
AMONG PROTECTIVE LIFE AND ANNUITY INSURANCE COMPANY,
COLUMBIA FUNDS VARIABLE INSURANCE TRUST, COLUMBIA MANAGEMENT INVESTMENT ADVISERS, LLC AND COLUMBIA MANAGEMENT INVESTMENT DISTRIBUTORS, INC.

THIS AMENDMENT TO THE PARTICIPATION AGREEMENT (the “Amendment”) is made as of this 22nd day of March, 2022 by and between COLUMBIA FUNDS VARIABLE INSURANCE TRUST, COLUMBIA MANAGEMENT INVESTMENT ADVISERS, LLC AND COLUMBIA MANAGEMENT INVESTMENT DISTRIBUTORS, INC., and PROTECTIVE LIFE AND ANNUITY INSURANCE COMPANY, (the “Company”).  Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement (defined below).

RECITALS

WHEREAS, Columbia and Company are parties to a certain Participation Agreement dated April 12, 2021, as amended (the “Agreement”), in which the Company offers to the public certain variable annuity contracts and variable life insurance contracts; and

WHEREAS, the parties desire to amend the Agreement to update the contracts listed in Schedule A; and

WHEREAS, the parties now desire to further modify the Agreement as provided herein.

NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

  Schedule A of the Agreement is hereby deleted in its entirety and replaced with Schedule A attached hereto.
  Other Terms.  Other than the foregoing, all other terms and conditions of the Agreement shall remain unchanged and in full force and effect and are ratified and confirmed in all respects by the Parties to this Amendment.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

COLUMBIA FUNDS VARIABLE SERIES TRUst II

By:
/s/ Ryan Larrenaga

Name:     Ryan Larrenaga

Title:
Senior Vice President

Date:
4/8/22

COLUMBIA MANAGEMENT INVESTMENT ADVISERS, LLC

By:
/s/ James Bumpus

Name:    James Bumpus

Title:
Assistant Secretary

Date:
4/8/2022

COLUMBIA MANAGEMENT INVESTMENT DISTRIBUTORS, INC

By:
/s/ James Bumpus

Name:    James Bumpus

Title:
Vice President

Date:
4/8/2022

PROTECTIVE LIFE AND ANNUITY INSURANCE COMPANY

By:
/s/ Steve Cramer

Name:    Steve Cramer

Title:  _Chief Product Officer, Retirement Division

Date:
3/22/2022

SCHEDULE A

CONTRACTS

Protective Executive Benefits Private Placement VUL NY
Protective Executive Benefits Registered VUL NY
Protective Investors Benefit Advisory Variable Annuity NY
Schwab Genesis Variable Annuity NY
Schwab Genesis Advisory Variable Annuity NY
PVA II B Series NY
Protective Aspirations NY Variable Annuity